SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017 (March 30, 2017)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2017 Neuralstem, Inc. (the “Company”) entered into a letter agreement with a warrant holder (the “Holder”) with respect to the issuance to the Holder of one (1) inducement warrant (“Inducement Warrant”) for every three (3) shares purchased upon exercise of outstanding common stock purchase warrants issued on May 6, 2016 in the Company’s registered offering and with a current exercise price of $3.25 per share (the “Warrants”). The Holder owns 153,847 Warrants and has exercised all Warrants prior to 5:00 p.m. Eastern Time on March 30, 2017.

The Inducement Warrant shall have (i) an issuance date of March 30, 2017, (ii) a term of one (1) year, and (iii) an exercise price equal to $5.80. The Inducement Warrant contains provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends, subsequent rights offerings, pro rata distributions, and fundamental transactions. The Company is obligated to file a resale registration statement for the resale of the shares underlying the Inducement Warrant and have it declared effective prior to the release of Phase II data related to the Company’s current clinical trial for NSI-189. In the event that the registration statement is not declared effective by such time, the Company will pay, in cash, as liquidated damages and not as a penalty, an amount equal to 2% of the exercise price, per month for each 30 day period (pro rata on a daily basis if less than 30 days) that the registration statement is not declared effective within the time period set forth above. In the event that the shares underlying the Inducement Warrant are not subject to an effective registration statement at the time of exercise, the Inducement Warrant may be exercised on a cashless basis at any time after six (6) months from the issuance date. The Inducement Warrant is substantially the same as the form of inducement warrant attached as Exhibit 4.01 to the Company’s current report on form 8-K (“Prior 8-K”) filed on March 20, 2017 (File No. 001-33672) with the Securities Exchange Commission (“SEC”) and is incorporated by reference in its entirety herein.

The Company further agrees that until three (3) trading days after March 30, 2017, it will not enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into common stock of the Company.

Furthermore, the Company agrees not to offer any terms or consideration to any other Warrant holder that are more favorable to such holder than the terms contained in the letter agreement (“Prior Letter Agreement”) attached as Exhibit 10.01 to the Prior 8-K with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Sabby Entities”). Such determination as to whether the terms or conditions are more favorable to another holder is at the sole discretion of the Sabby Entities. Except as expressly stated herein, the terms of letter agreement described herein are substantially the same as the Prior Letter Agreement attached as Exhibit 10.01 in the Prior 8-K and such Prior Letter Agreement is incorporated by reference in its entirety herein as described.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety The issuance of securities described in Item 1.01 was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2017	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer